Exhibit 99.1

FOR RELEASE 10/28/09 @ 1:05PM

AnalogicTech Reports Financial Results for the Third Quarter 2009

Santa Clara, CA – October 28, 2009 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer, industrial, and telecom markets, today reported financial results for the third quarter ended September 30, 2009.

Net revenue for the third quarter of 2009 was $26.1 million, an increase of 3% over net revenue of $25.4 million for the third quarter of 2008 and a sequential increase of 14% from net revenue of $23.0 million for the second quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the third quarter of 2009 was $1.0 million, or $0.02 per diluted share. This compares to GAAP net loss of $0.7 million, or $0.02 per diluted share for the third quarter of 2008, and GAAP net loss of $2.5 million, or $0.06 per diluted share for the second quarter of 2009.

On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, net of taxes, net income for the third quarter of 2009 was $0.8 million, or $0.02 per diluted share. This compares to non-GAAP net income of $0.5 million, or $0.01 per diluted share, for the third quarter of 2008 and non-GAAP net loss of $0.8 million, or $0.02 per diluted share, for the second quarter of 2009. Non-GAAP net income for the third quarter of 2008 excluded stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance-related expense, net of taxes. Non-GAAP net loss for the second quarter of 2009 excluded stock-based compensation expense, amortization of acquired intangibles expenses, restructuring and other severance-related expense, net of taxes.

AnalogicTech reported gross margins of 51.2% for the third quarter of 2009, compared to 50.0% for the third quarter of 2008 and 48.3% for the second quarter of 2009. Non-GAAP gross margin was 51.7% for the third quarter of 2009, compared to 51.4% for the third quarter of 2008 and 48.9% for the second quarter of 2009. The Company ended the quarter with $103.1 million in cash, cash equivalents, and short-term investments.

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“Our third quarter results exceeded expectations for sales, gross margin and non-GAAP earnings per share,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We were pleased to experience strong sequential growth, particularly following the tremendous increase in sales last quarter. We continued to see an increasing revenue contribution from our battery management products, which grew by more than 60% from last quarter. This growing business segment expands our ability to address new applications. Revenue from our ModularBCD products also continued to grow in the third quarter.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the fourth quarter ending December 31, 2009, AnalogicTech estimates revenue in the range of $19 million to $23 million, and net loss in the range of $0.11 to $0.07 per diluted share on a GAAP basis. The fourth quarter 2009 estimates include pre-tax quarterly share-based compensation expense in the range of $1.9 to $2.1 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income (loss), gross margin and earnings (loss) per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income (loss), gross margin and earnings (loss) per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Conference Call Details

The AnalogicTech third quarter 2009 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Wednesday, October 28, 2009. To participate in the live call, analysts and investors should dial 888-549-7735 or 480-629-9858 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through November 3, 2009, by dialing 800-406-7325 and entering the passcode 4169932#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4169932#.

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For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2008. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Sep. 30, 2009	Dec. 31 2008 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,120	$52,094
Short-term investments	68,007	57,443

Total cash, cash equivalents and short term investments	103,127	109,537
Accounts receivable, net of allowances	14,030	6,654
Inventories	9,366	9,016
Prepaid expenses and other current assets	3,454	2,100

Total current assets	129,977	127,307
Property and equipment, net	4,522	5,050
Other assets	3,100	4,060
Deferred income taxes - noncurrent	301	327
Intangible assets, net	154	395
Goodwill	16,116	16,116

TOTAL ASSETS	$154,170	$153,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$11,033	$4,601
Accrued liabilities	4,117	3,739
Income tax payable	22	127

Total current liabilities	15,172	8,467
Long-term income tax payable	4,601	3,326
Other long-term liabilities	267	228

Total liabilities	20,040	12,021

Total stockholders’ equity	134,130	141,234

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$154,170	$153,255

*	Amounts as of December 31, 2008 were derived from the December 31, 2008 audited consolidated financial statements included in our Form 10-K/A.

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2009	Sep. 30, 2008 (as restated)(1)	Jun. 30, 2009	Sep. 30, 2009	Sep. 30, 2008 (as restated)(1)
NET REVENUE	$26,140	$25,436	$22,978	$65,667	$71,711
Cost of revenue	12,763	12,716	11,882	33,763	35,258

GROSS PROFIT	13,377	12,720	11,096	31,904	36,453

OPERATING EXPENSES:
Research and development	6,928	7,506	6,808	20,319	23,228
Sales, general and administrative	6,337	6,191	6,281	18,047	19,257
Patent litigation	1,013	243	385	1,699	987

Total operating expenses	14,278	13,940	13,474	40,065	43,472

LOSS FROM OPERATIONS	(901)	(1,220)	(2,378)	(8,161)	(7,019)

OTHER INCOME, NET	141	723	315	809	2,633

LOSS BEFORE INCOME TAXES	(760)	(497)	(2,063)	(7,352)	(4,386)
PROVISION FOR INCOME TAXES	256	207	426	1,361	292

NET LOSS	$(1,016)	$(704)	$(2,489)	$(8,713)	$(4,678)

NET LOSS PER SHARE:
Basic	$(0.02)	$(0.02)	$(0.06)	$(0.20)	$(0.10)

Diluted	$(0.02)	$(0.02)	$(0.06)	$(0.20)	$(0.10)

WEIGHTED AVERAGE SHARES USED IN NET LOSS PER SHARE CALCULATION:
Basic	42,956	45,781	42,938	42,982	45,654

Diluted	42,956	45,781	42,938	42,982	45,654

Note: Stock-based compensation recorded in each expense classification above is as follows:

Cost of revenue	$79	$113	$84	$227	$309
Research and development	767	930	733	2,199	2,767
Sales, general and administrative	873	743	829	2,514	3,055

	$1,719	$1,786	$1,646	$4,940	$6,131

(1)	Our condensed consolidated statements of operations for the three and nine months ended September 30, 2008 reflect increases to stock-based compensation expense and related tax effects recorded in connection with the restatement of our consolidated financial statements for the 2008 fiscal year. Please refer to Form 10-K/A, filed with the Securities and Exchange Commission on October 6, 2009 for further discussion.

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Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Sep. 30, 2009	Sep. 30, 2008	Jun. 30, 2009
GAAP TO NON-GAAP RECONCILIATION

GROSS MARGIN:

GROSS MARGIN	$13,377	$12,720	$11,096
GROSS MARGIN %	51.2%	50.0%	48.3%
Amortization of acquired intangibles	54	242	54
Stock-based compensation	79	113	84
NON-GAAP GROSS MARGIN	13,510	13,075	11,234
NON-GAAP GROSS MARGIN %	51.7%	51.4%	48.9%

NET LOSS:

NET LOSS:	$(1,016)	$(704)	$(2,489)
Stock-based compensation	1,719	1,786	1,646
Amortization of acquired intangibles	64	290	64
Restructuring and other severance expenses	—	16	3
Associated tax effects of above adjustments	(326)	(875)	(307)
Deferred tax asset valuation allowance	326	—	307

Total adjustments	1,783	1,217	1,713

NET INCOME (LOSS) ON NON-GAAP BASIS:	$767	$513	$(776)

EPS:

GAAP EPS, DILUTED	$(0.02)	$(0.02)	$(0.06)
NON-GAAP EPS, DILUTED	$0.02	$0.01	$(0.02)

Weighted average shares used to calculate Non-GAAP diluted EPS:	44,338	47,198	42,938

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